                    As filed with the Securities and Exchange
                         Commission on February 22, 2000
                                                      Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        =================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        =================================

                               THE MONY GROUP INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                        13-3976138
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification No.)
                                  1740 Broadway
                            New York, New York 10019
                              (Address of Principal
                          Executive Offices) (Zip Code)

                  The Mutual Life Insurance Company of New York
                             Plan of Reorganization
                Under Section 7312 of the New York Insurance Law
         As Adopted on August 14, 1998, and Amended on September 9, 1998
                            (Full Title of the Plan)

                              John R. McFeely, Esq.
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 708-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum         Proposed maximum
  Title of securities to   Amount to be     offering price per       aggregate offering       Amount of
      be registered         registered           share                     price          registration fee
Common Stock, par value
  $0.01 per share........    100,000(1)        $29.375(2)                $2,937,500(2)         $776


1 This Registration Statement shall also cover any additional shares of Common Stock which become issuable under The Plan of Reorganization by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by The MONY Group Inc. (the "Company") which results in an increase in the number of the outstanding shares of the Company's Common Stock.
2 Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on February 15, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 30, 1999;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 (filed with the Commission on May 17, 1999), June 30, 1999 (filed with the Commission on August 16, 1999) and September 30, 1999 (filed with the Commission on November 15, 1999) pursuant to
         Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;

(d) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, File No. 001-14603, filed with the Commission on November 6, 1998, including any further amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. NOT APPLICABLE

ITEM 5. NOT APPLICABLE

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by the Company of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Amended and Restated By-Laws of the Company (the "By-Laws") (which are incorporated herein by reference as Exhibit 4.3 to this Registration Statement) provide for indemnification of any person who was or is a director, officer, employee or agent of the Company or was serving in such capacity at another entity at the Company's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The By-Laws also authorize indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person. The indemnification provisions in the By-Laws are non-exclusive and allow the Company to indemnify by agreement or vote of stockholders or disinterested directors.

         Article Eighth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (which is incorporated by reference as Exhibit 4.2 to this Registration Statement) provides for the indemnification of the Company's directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Company's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

         The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

ITEM 7. NOT APPLICABLE

ITEM 8. EXHIBITS

 Exhibit             Description
 Number              -----------
 ------


4.1        -         The Mutual Life Insurance Company of New York Plan of
                     Reorganization Under Section 7312 of the New York Insurance
                     Law, as Adopted on August 14, 1998, and Amended on
                     September 9, 1998 (incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form S-1, File
                     No. 333-63835).

4.2        -         Amended and Restated Certificate of Incorporation of the
                     Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                     Form S-1, File No. 333-63835).

4.3        -         Amended and Restated By-Laws of the Company (incorporated
                     by reference to Exhibit 3.2 of the Company's Registration
                     Statement on Form S-1, File No. 333-63835).

4.4        -         Amendment to the Amended and Restated By-Laws of the
                     Company (incorporated by reference to Exhibit 3.3 to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1998, File No. 1-14603).

5.1        -         Opinion of Dewey Ballantine LLP as to legality of
                     securities being registered.

23.1       -         Consent of PricewaterhouseCoopers LLP.

23.3       -         Consent of Dewey Ballantine LLP (included in Exhibit 5.1).


ITEM 9. UNDERTAKINGS

         (a)      The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of February, 2000.

                                           THE MONY GROUP INC.


                                           By: /s/ Michael Isor Roth
                                              ----------------------------------
                                               Name:  Michael Isor Roth
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on February 15, 2000 by the following persons in the capacities indicated.

        Signature                               Title
        ---------                               -----


  /s/ Michael Isor Roth             Chairman of the Board, Chief Executive
-----------------------------       Officer and Director (Principal Executive
    Michael Isor Roth               Officer)


  /s/ Richard Daddario              Executive Vice President and Chief Financial
-----------------------------       Officer (Principal Financial Officer)
     Richard Daddario

     /s/ Larry Cohen                Vice President and Controller (Principal
-----------------------------       Accounting Officer)
       Larry Cohen

  /s/ Tom Hans Barrett              Director
-----------------------------
     Tom Hans Barrett

 /s/ David Lincoln Call             Director
-----------------------------
    David Lincoln Call

 /s/ Glenn Robert Durham            Director
-----------------------------
   Glenn Robert Durham

/s/ James Bernard Farley            Director
-----------------------------
   James Bernard Farley

 /s/ Samuel Joseph Foti             President, Chief Operating Officer and
-----------------------------       Director
    Samuel Joseph Foti

        Signature                               Title
        ---------                               -----

  /s/ Robert Holland, Jr.           Director
-----------------------------
    Robert Holland, Jr.

/s/ James Lawrence Johnson          Director
-----------------------------
   James Lawrence Johnson           Director

 /s/ Robert Raymond Kiley           Director
-----------------------------
    Robert Raymond Kiley

  /s/ Kenneth Marc Levine           Executive Vice President, Chief Investment
-----------------------------       Officer and Director
    Kenneth Marc Levine

   /s/ John Robert Meyer            Director
-----------------------------
     John Robert Meyer

 /s/ Jane Cahill Pfeiffer           Director
-----------------------------
    Jane Cahill Pfeiffer

/s/ Thomas Charles Theobald         Director
-----------------------------
  Thomas Charles Theobald

                                  EXHIBIT INDEX

 Exhibit            Description
 Number             -----------
 ------
4.1        -         The Mutual Life Insurance Company of New York Plan of
                     Reorganization Under Section 7312 of the New York Insurance
                     Law, as Adopted on August 14, 1998, and Amended on
                     September 9, 1998 (incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form S-1, File
                     No. 333-63835).

4.2        -         Amended and Restated Certificate of Incorporation of the
                     Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                     Form S-1, File No. 333-63835).

4.3        -         Amended and Restated By-Laws of the Company (incorporated
                     by reference to Exhibit 3.2 of the Company's Registration
                     Statement on Form S-1, File No. 333-63835).

4.4        -         Amendment to the Amended and Restated By-Laws of the
                     Company (incorporated by reference to Exhibit 3.3 to the
                     Company's Annual Report on Form 10-K for the year ended
                     December 31, 1998, File No. 1-14603).

5.1        -         Opinion of Dewey Ballantine LLP as to legality of
                     securities being registered.

23.1       -         Consent of PricewaterhouseCoopers LLP.

23.3       -         Consent of Dewey Ballantine LLP (included in Exhibit
                     5.1).